Exhibit 23.4




         Consent of Barry Morgan & Company P.C., Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Qualified Stock Option Agreement with Roger H. Moore and the 1997 Equity Incentive Plan of our reports dated March 12, 1998, with respect to the consolidated financial statements and schedule of Illuminet Holdings, Inc. included in its Current Report (Form 8-K) dated October 5, 2000, filed with the Securities and Exchange Commission.

Dallas, Texas                               /s/ Barry Morgan & Company P.C.
October 5, 2000                                 Barry Morgan & Company P.C.




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